Exhibit 99.2

Journal Communications, Inc.
Segment Information (unaudited)
(dollars in thousands)

	2010 Quarters				2010
	First	Second	Third	Fourth	Fiscal Year
Revenue
Publishing	$44,552	$47,386	$43,439	$47,422	$182,799
Broadcasting	42,605	47,012	48,482	56,266	194,365
Corporate eliminations	(220)	(79)	(104)	(2)	(405)
	$86,937	$94,319	$91,817	$103,686	$376,759

Operating earnings (loss)
Publishing	$3,389	$6,623	$3,066	$5,144	$18,222
Broadcasting	7,719	9,675	9,987	16,178	43,559
Corporate	(1,748)	(2,523)	(1,977)	(2,509)	(8,757)
	$9,360	$13,775	$11,076	$18,813	$53,024

Depreciation and Amortization
Publishing	$2,898	$2,902	$2,825	$2,757	$11,382
Broadcasting	3,204	3,200	3,205	3,138	12,747
Corporate	122	122	123	133	500
	$6,224	$6,224	$6,153	$6,028	$24,629